UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholder held on May 19, 2010, two proposals were submitted to a vote of our stockholders. The final voting results were as follows:

1.	Election of Directors—Nine directors were elected to service on our Board of Directors for a term that ends at the 2011 Annual Meeting of Stockholders. The number of votes cast in favor and withheld for each nominee, as well as the number of broker non-votes, were as follows:

			Broker
Nominee	In Favor	Withheld	Non-Vote

David T. Hamamoto	12,187,669	6,960,200	5,043,958
Fred J. Kleisner	12,180,335	6,967,534	5,043,958
Robert Friedman	12,113,744	7,034,125	5,043,958
Jeffrey M. Gault	11,815,075	7,332,794	5,043,958
Marc Gordon	12,187,669	6,960,200	5,043,958
Michael Gross	12,660,648	6,487,221	5,043,958
Thomas L. Harrison	12,187,669	6,960,200	5,043,958
Edwin L. Knetzger, III	12,186,669	6,961,200	5,043,958
Michael D. Malone	12,113,744	7,034,125	5,043,958

2.	Ratification of Auditors—The stockholders ratified the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2010. The number of votes cast in favor and against the proposal, as well as the number of abstentions, were as follows:

In Favor	Against	Abstained

23,370,931	820,596	300

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: May 21, 2010

By: /s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer and Secretary